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                                                              June 6, 1996




Provident American Corporation
2500 DeKalb Pike
P.O. Box 511
Norristown, PA 19404-0511

Attention:  Mr. Alvin H. Clemens
            Chairman of the Board

Gentlemen:

      This will confirm that Ladenburg, Thalmann & Co. Inc. ("Ladenburg") has been retained as a financial advisor to Provident American Corporation (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of this agreement (the "Agreement") shall extend through June 6, 1997, provided, however, that either the Company or Ladenburg may terminate this Agreement prior to such date and as of the end of any month upon no less than 30 days prior written notice.

      As part of and concomitant with its services as financial advisor to the Company, Ladenburg will undertake to:

1. Sponsor the Company to the institutional investment community by providing research coverage of the Company and assisting in the planning and execution of a presentation to institutional investors.

2. Assist in the preparation and execution of a presentation by the Company concerning its historical financial performance, its current market position and the prospects for future operational and financial performance to Ladenburg's institutional and retail sales.

3. Manage the Company's investment portfolio of government and AAA and AA rated corporate bonds for a quarterly fee equal to one quarter of the average quarterly balance of the portfolio multiplied by 0.15% of the first $100.0 million of the average quarterly balance of the portfolio and 0.10% on the amount of the portfolio in excess of $100.0 million. In addition, the Company will pay Ladenburg an annual performance fee equal to 20% of the excess, if any, of the total return on the portfolio for the prior year over the total return on a to be established benchmark treasury note for the comparable period.


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Provident American Corporation
Mr. Alvin H. Clemens
June 6, 1996
Page 2

4. Divest for the Company at its direction the 1.0 million shares of common stock of The Loewen Group through open market trades for a fee of $0.065 per share, to be deducted from the proceeds of such sale or sales at the time of settlement. The Company agrees to reimburse Ladenburg for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier, computer time charges, attorneys' fees and disbursements, and any sales, use or similar taxes. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Ladenburg therefor.

      As further consideration to Ladenburg for entering into this Agreement, the Company will issue to Ladenburg or its designees upon the execution of this Agreement a warrant or warrants to purchase 100,000 shares of the Company's common stock at $9.00 per share, the terms and conditions governing such issue of warrants to be substantially in the form of Appendix B hereto annexed. The Company will have the option until December 6, 1996 to cancel one-half of such warrants upon thirty days written notice if the Company is unsatisfied with the performance of Ladenburg in providing the previously outlined services.

      It is contemplated that from time to time the Company may request Ladenburg to perform investment banking services (as distinguished from financial consulting services) in connection with matters involving the Company, such as the private placement of securities; mergers; acquisitions; divestitures; valuations; or corporate reorganizations. Any fees which Ladenburg shall become entitled to receive from the Company in connection with the performance of any such investment banking services shall be set forth in a separate agreement between the Company and Ladenburg and shall be in addition to the compensation provided for herein. Ladenburg, however, will have no obligation to enter into any separate agreement, the terms and conditions of which must be negotiated between Ladenburg and the Company.

      In order to enable Ladenburg to render its services hereunder, the Company agrees to provide to Ladenburg, among other things, all reasonable information requested or required by Ladenburg including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. The Company also agrees to make available to Ladenburg such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Ladenburg may reasonably request. The Company

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will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy or completeness of the information to which reference is made hereto.

      The services herein provided are to be rendered solely to the Company. They are not being rendered by Ladenburg as an agent or as a fiduciary of the shareholders of the Company and Ladenburg shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

      The Company and Ladenburg hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

      This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Ladenburg.

      This Agreement shall be governed by and construed to be in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such state by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above.



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Provident American Corporation
Mr. Alvin H. Clemens
June 6, 1996
Page 4


      Please confirm that the foregoing is in accordance with your understanding by signing upon behalf of the Company and returning an executed copy of this Agreement, together with the warrant or warrants described herein, whereupon after execution by Ladenburg this Agreement shall become binding between the Company and Ladenburg. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.

                                                       Very truly yours,

                                                       LADENBURG, THALMANN & CO.


                                                       By:______________________
                                                             Peter M. Graham
                                                             President


ACCEPTED AND AGREED TO:

PROVIDENT AMERICAN CORPORATION


By:___________________________
      Alvin H. Clemens
      Chief Executive Officer
      Chairman of the Board


Date:  June 14, 1996